UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007 (December 2, 2007)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

On December 2, 2007, Xfone, Inc. (the “Registrant”) received a rating letter from Midroog Limited, an Israeli rating company affiliated with Moody’s Investors Services, notifying the Registrant that it has assigned a rating of A3 to a debenture offering of up to NIS 105 million (approximately $27 million) which the Registrant is currently contemplating in connection with the financing of its acquisition of NTS Communications, Inc.  The debenture offering will be made in Israel, and only to non-U.S. institutional investors.  There can be no assurance that the debenture offering will be successful.

A copy of the rating letter is attached hereto as Exhibit 99.1.  The full rating report, which was issued today in Hebrew, and is currently in the process of being translated to English, is available on Midroog’s website at: http://www.midroog.co.il/files/xfone3.12.07.pdf.  The Registrant intends to file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing the rating report when the English translation is available.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
99.1	Rating letter dated November 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Rating letter dated November 28, 2007.